                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 of the Registration Statement (Form S-3), the Registration Statements on Form S-8 (Nos. 333-08181, 333-61011, 333-87041 and 333-58742) and related Prospectus of Maxtor
Corporation, of our report dated August 15, 2001, with respect to the combined financial statements of The Hard Disk Drive Group of Quantum Corporation as of March 31, 2001 and 2000, and for the three years in the period ended March 31, 2001, included in this Current Report on Form 8-K dated August 28, 2001.

                                        /s/ Ernst & Young LLP

Palo Alto, California
August 27, 2001